Securities and Exchange Commission
                                Washington, D.C.




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  January 12, 1995




                                AMREP CORPORATION
     -----------------------------------------------------------------------
               (Exact name of registrant as specified in charter)



          Oklahoma                     1-4702                 59-0936128
     ----------------            -----------------           --------------
     (State or other             (Commission File            (IRS Employer
     jurisdiction of                 Number)                 Identification
     incorporation)                                             Number)

     641 Lexington Avenue, New York, New York                       10022
     ------------------------------------------------            ----------
      (Address of principal executive offices)                   (Zip Code)


     Registrant's telephone number, including area code:     (212) 705-4700
                                                             --------------

Item 2.   Acquisition Disposition of Assets.
- -------   ----------------------------------

          On January 12, 1995, pursuant to an Agreement dated December 22, 1994, between Kable Fulfillment Services of Ohio, Inc. ("Kable Fulfillment") and Fulfillment Corporation of America ("FCA"), Kable Fulfillment purchased the business and most of the assets of FCA. Kable Fulfillment is a wholly-owned subsidiary of Kable News Company, Inc. ("Kable News"), which in turn is a wholly-owned subsidiary of Registrant. The purchase price was $2,070,000 cash plus the assumption of various liabilities. The purchase price was negotiated at arms-length. No material relationship existed or exists between FCA or its affiliates and the Registrant or any of its affiliates, any such director or officer. The funds used to purchase the assets were advanced by Kable News, which obtained the funds from American National Bank and Trust Company under a revised Line of Credit Agreement.

          The assets acquired include (i) an office building with approximately 44,500 square feet of space, (ii) an assignment of a lease of approximately 60,000 square feet of office space, which lease expires in January 1996, and (iii) all tangible personal property of FCA. The business acquired is similar to the business of the Fulfillment Services Division of Kable News, and Kable News intends to operate the business acquired as a part of its Fulfillment Services Division and to devote the assets acquired to such business.


Item 7.   Financial Statements and Exhibits.
- -------   ----------------------------------

          (a)      Financial   Statements   of    Fulfillment
Corporation of America.

          Note:
          -----      It  is  impracticable  to  provide   the
                    required Financial Statements at the time
                    this  Report is filed.   Such  Statements
                    will be filed not later than March 28, 1995 (the date which is 60 days after the date this Report must be filed).

          (b)  Pro forma financial information.

          Note:
          -----      It  is  impracticable  to  provide   the
                    required pro forma financial  information
                    at  the time this Report is filed.   Such
                    information will be filed not later  than
                    March 28, 1995 (the date which is 60 days
                    after  the  date  this  Report  must   be
                    filed).

          (c)  Exhibits

          1.   Assets Purchase and Sale Agreement dated as of
December 22,  1994 by and among Kable Fulfillment Services of
Ohio, Inc. and Fulfillment Corporation of America.




                         SIGNATURES



          Pursuant  to  the requirements  of  the  Securities
Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    AMREP Corporation



Date:     January 24, 1995          By: /s/ Rudolph J. Skalka
                                        ---------------------
                                        Vice President

                                                    EXHIBIT 1


                 ASSET PURCHASE AND SALE AGREEMENT


          ASSET PURCHASE AND SALE AGREEMENT, dated as of December 22, 1994 by and among KABLE FULFILLMENT SERVICES OF OHIO, INC., a Delaware corporation having an address at 16 South Wesley Avenue, Kable Square, Mt. Morris, Illinois 61054 ("Kable") and FULFILLMENT CORPORATION OF AMERICA, a Delaware corporation with an address at 205 West Center Street, Marion, Ohio 43302 ("FCA").

                       W I T N E S S E T H:

          WHEREAS, FCA is engaged in the business of providing customized marketing/fulfillment programs to the publishing and direct marketing industries; and

          WHEREAS, on the terms and subject to the conditions hereinafter set forth, Kable desires to purchase and acquire from FCA, and FCA desires to transfer, convey and assign to Kable, certain of the assets, properties and rights of FCA, subject to the assumption by Kable of certain liabilities and obligations of FCA relating to the business of FCA;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter contained, the parties hereto agree as follows:

          1.   Purchase and Sale of Assets.
               ---------------------------

               1.1 Business and Assets to be Purchased and Sold. Upon the terms and subject to the conditions hereinafter set forth, and except as expressly provided in Section 1.2 below, Kable shall purchase from FCA, and FCA shall sell, assign, convey, transfer and deliver to Kable, all of the right, title and interest of FCA in and to the assets, properties and rights of FCA, of every nature, kind and description, wherever located, tangible and intangible, real, personal and mixed. The assets to be purchased and sold hereunder are hereinafter referred to in the aggregate as the "Assets, and the business of FCA associated with the Assets is hereinafter referred to as the "FCA Business." Subject in all respects to the provisions of Section 1.2 hereof, the Assets shall include, without limitation, all of FCA's right, title and interest in and to the following:

                    (a) the real property known as 205 West Center Street, Marion, Ohio and a certain contiguous parcel, all as more fully described in SCHEDULE 1.1(a) annexed hereto, including all buildings and improvements thereon (the "Premises"), together with
(i) all fixtures and articles of personal property attached to or used in connection with the Premises and (ii) all easements, rights-of-way, streets, ways, alleys, passages, sewer rights, water rights and powers, and all estates, rights, titles, interests and privileges of any nature whatsoever, in any way belonging, relating or pertaining to the Premises. FCA shall give and Kable shall accept such title as Ohio Bar Title Insurance Company will be willing to approve and insure in accordance with their standard form of title insurance policy, subject, however, to (A) all existing zoning laws and ordinances and to any other Federal, state or local laws, ordinances, rules or regulations affecting the Premises or the use thereof, provided same are not violated by the existing buildings and improvements, (B) rights of eminent domain or governmental rights of police power, (C) taxes, assessments, water rates and sewer usage charges accruing and payable from and after the Closing Date (as defined in Section 1.3(a) hereof), (D) such state of facts as shown by the survey of the Premises dated as of December 6, 1994 by T.L. Boblenz & Associates, Inc., Registered Surveyors (the "Survey"), and (E) such other easements, covenants and restrictions of record, provided same do not materially interfere with the use of the Premises as presently used in connection with the FCA Business.

                    (b) that certain lease and related rights of renewal and options to purchase covering premises located at 228-238 and 242-252 West Center Street, Marion, Ohio (the "Leased Premises") under a Lease and Joinder of Contiguous Leases dated September 28, 1990 by and between FCA and Bobby J. Godwin and Bonnie R. Godwin, and the leasehold improvements thereon (the "Lease");

                    (c) all tangible and intangible personal property of FCA located in or on the Premises and the Leased Premises, together with all other tangible and intangible personal property owned by FCA, wheresoever situated, and used, useful or necessary in connection with, or in any way pertaining to the business of FCA, including, without limitation: (i) all machinery, equipment, supplies, inventories, work-in-process, furniture and other items of personal property owned by FCA and more fully described in SCHEDULE 1.1(c) hereto;

                    (d)  all  cash,    bank  balances,   money   in
possession of banks and similar cash items;

                    (e) all accounts and notes receivable as they may exist on the Closing Date, including, without limitation all accounts receivable arising from services performed prior to the Closing Date notwithstanding that invoices relating thereto have not yet been issued;

                    (f)  all   pre-paid  expenses,   advances   and
deposits of FCA;

                    (g)   all  business   procedures   and     data
processing and accounting procedures used in the business of FCA;

                    (h) all contracts, commitments, leases, licenses, purchase orders, sales orders and other agreements to which FCA is a party or in which FCA has rights (collectively, "Contracts" and individually a "Contract"), including, without limitation, those contracts, commitments, leases, licenses, purchase orders, sales orders and other agreements set forth in
SCHEDULE 1.1(h) hereto;

                    (i) any governmental licenses, permits, and other authorizations (collectively, "Permits" and individually a "Permit");

                    (j) all trade names, trademarks and service marks (and registrations and applications with respect thereto), copyrights (and registrations and applications with respect thereto), trade secrets, logos, slogans, proprietary processes, computer software and all other information, know-how and rights to use any of the foregoing, relating to the FCA Business, including, without limitation, the trademarks "FCA" and "Fulfillment Corporation of America," and the good will associated therewith;

                    (k) originals or copies of all operating data and books and records of FCA, including, without limitation, correspondence, employment records, accounting records, property records, mailing lists, customer and vendor lists and other records and files of or relating to the Assets, other than FCA's corporate record books, original cash journals and general ledgers, bank statements and such other items as both parties agree; provided that FCA (and its agents and representatives) shall have reasonable access to such books and records, at reasonable times and upon reasonable notice, and to the extent reasonably required by FCA; and

                    (l) all other properties, assets, rights and interests of every kind and description, wherever located, owned by FCA and used, useful or necessary in connection with, or in any way pertaining to the FCA Business.

The Assets shall be delivered to Kable hereunder free and clear of all mortgages, liens, encumbrances, security interests, restrictions, options, claims or assessments of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise (hereinafter referred to collectively as "Encumbrances") except only as expressly assumed by Kable under
Section 1.4 hereof or as otherwise expressly set forth in Section 3 or elsewhere in this Agreement.

               1.2 Assets Retained by FCA. Notwithstanding any other provision of this Agreement, FCA shall retain all right, title and interest in and to the following assets (the "Excluded Assets"):

                    (a) the real property known as 173 Oak Street, Marion, Ohio and three contiguous parcels, all as more fully described in SCHEDULE 1.2(a) hereto (the "Oak Street Property"), including (i) all buildings and improvements thereon, (ii) all fixtures and articles of personal property attached to or used in connection with the Oak Street Property, excluding such personal property described in SCHEDULE 1.1(c) hereto, (iii) all easements, rights of way, streets, ways, alleys, passages, sewer rights, water rights and powers, and all estates, rights, titles, interests and privileges of any nature whatsoever, in any way belonging, relating or pertaining to the Oak Street Property, including, without limitation, FCA's right to use a private grade crossing as more fully described in that certain Consolidated Rail Corporation License Agreement for Private Grade Crossing dated as of 3/18/94 and the pole attachment rights granted to FCA by Ohio Edison, and
(iv) all Contracts and Permits pertaining solely to the Oak Street Property, subject in all respects to that certain Use and Occupancy Agreement between FCA and Kable being executed and delivered in connection with this transaction (the "Oak Street Agreement");

                    (b) all rights of insurance coverage and other like protections against liabilities (including, without limitation, under workers compensation laws), which rights cannot be assigned by FCA to Kable, excluding all such rights relating to the Employee Benefit Plans (as defined in Section 4.22 hereof);

                    (c)  income  tax  records  of FCA  for  periods
prior to the Closing Date, provided that Kable shall have reasonable access to such records on reasonable notice and to the extent reasonably required by Kable;

                    (d) minute and stock books of FCA, provided that Kable shall have reasonable access to such minute and stock books on reasonable notice and to the extent reasonably required by Kable;

                    (e) subject to Kable's rights hereunder, the rights of FCA under this Agreement and the proceeds payable to FCA hereunder;

                    (f) all deposits with respect to income tax liabilities;

                    (g)  all  Permits  and   Contracts   pertaining
solely  to  the  ownership,  use and occupancy of  the  Oak  Street
Property; and

                    (h) any amounts due to FCA from its parent company, Engelhard Hanovia, Inc. ("Engelhard") or any Engelhard affiliate.

               1.3     Closing   of   Purchase   and   Sale/Payment
Provisions.

                    (a) The closing of the transactions herein contemplated shall take place on or about January 4, 1995, or such other date as the parties shall mutually agree (the "Closing"). The date on which the Closing shall occur is referred to herein as the "Closing Date."

                    (b) Subject to the provisions of this Agreement, on the Closing Date, Kable shall pay to FCA the aggregate cash sum of Two Million and Seventy Thousand ($2,070,000) Dollars (the "Purchase Price"). All payments required to be made to FCA hereunder shall be made by certified or official bank check or, at the option of FCA, by wire transfer to a bank account designated by FCA. All payments and other currency amounts referred to in this Agreement shall be payable in lawful money of the United States of America in immediately available funds.

               1.4 Assumption of Liabilities. Subject to the provisions of this Agreement and, simultaneously with the transfer, conveyance and assignment by FCA to Kable of the Assets, Kable shall assume on the Closing Date, and shall subsequently pay, honor and discharge when due and payable and otherwise in accordance with the relevant governing agreements (subject to all applicable defenses to non-payment or discharge), such of the following liabilities and obligations of FCA (the "Assumed Obligations") as are not included in the definition of Retained Liabilities set forth in Section 1.5 below:

                    (a) those accounts payable and other liabilities and obligations disclosed or reserved against on the Interim Financial Statement (up to but not in excess of the amount of each such liability) plus those incurred in the ordinary and usual course of the business of FCA between the Interim Financial Statement Date and the Closing Date, less those paid in the period between the Interim Financial Statement Date and the Closing Date;

                    (b) subject to the provisions of Section 3 hereof, liabilities and obligations of FCA under all Contracts which are included in the Assets, which are not performed or discharged prior to the Closing Date. Such liabilities and obligations include, without limitation, any and all liabilities and obligations of FCA (i) for unfilled purchase orders entered into by FCA in the ordinary course of business; (ii) under the Service Agreements (as defined in Section 3.1 hereof), including, without limitation, the liabilities more fully described in Section 3.1(b) hereof; (iii) under the Lease; and (iv) under the Amended and Restated Mortgage Note in the original principal amount of $187,878.83 ($111,378.83 as at November 30, 1994) dated August 1,
1990 for the benefit of Society National Bank and the Amended and Restated Open End Mortgage dated as of December 24, 1991 securing said note (collectively, the "Note and Mortgage");

                    (c) liabilities and obligations of FCA arising under the Employee Benefit Plans, solely to the extent set forth in
Section 2 hereof; and

                    (d) liabilities and obligations of FCA arising in connection with matters set forth on SCHEDULE 1.4(d) hereto.

               1.5 Retained Liabilities. Kable shall not, by the execution and performance of this Agreement or otherwise, assume, become responsible for, or incur any of the liabilities or obligations described in subparagraphs (a) through (h) of this
Section 1.5 or any other liability or obligation of any nature of FCA not described in Section 1.4 hereof, matured or contingent, known or unknown, and whether arising out of occurrences or circumstances prior to, at or after the Closing Date (the "Retained Liabilities"). FCA agrees to pay, honor and discharge the Retained Liabilities when due and payable and otherwise in accordance with the relevant governing agreements (subject to all applicable defenses to non-payment or discharge). Without limitation of the foregoing, the Retained Liabilities shall include:

                    (a) any and all obligations or liabilities arising under or related to the Excluded Assets;

                    (b) any liability or obligation of FCA to any person or entity, the existence of which constitutes a breach of any covenant, agreement, representation or warranty of FCA contained in this Agreement;

                    (c) any liability or obligation in respect of Taxes imposed on FCA and any Taxes of any person, firm or entity other than FCA for which FCA may be liable by law, contract or otherwise;

                    (d) any liability or obligation which FCA may owe Engelhard or any Engelhard affiliate;

                    (e) any liability or obligation for which FCA has rights of insurance coverage or other like protection (including, without limitation, under workers compensation laws) which rights cannot be assigned by FCA to Kable or the benefits of which cannot otherwise be made available to Kable, but only to the extent FCA has such rights or protection, and excluding all such liabilities and obligations described in Section 1.4(c) hereof;

                    (f) any liability or obligation relating to the asbestos condition described in the Environmental Reports (as defined in Section 4.27.1 hereof) as such condition existed for any period prior to the Closing Date;

                    (g) any liability or obligation of FCA relating to or arising under or out of any "Environmental Laws" or "Hazardous Substances," with respect to conditions existing or acts or omissions occurring prior to the Closing Date. For the purposes of this Agreement: (i) the term "Hazardous Substances" shall mean any hazardous substance, hazardous material or toxic substance, as defined in or regulated under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act, as amended, or any other Environmental Law, including, but not limited to, asbestos, radon, formaldehyde, radioactive substances, hydrocarbons, industrial solvents, flammables and explosives, or any other substance or material which would constitute or cause a health, safety or environmental hazard or require remediation at the behest of any governmental agency; and (ii) the term "Environmental Laws" shall mean all applicable requirements of any existing federal, state, or local statute, ordinance, rule or regulation, any judicial or administrative order (whether or not on consent), request or judgment, any common law doctrine or theory, any provision or condition of any permit, license or other operating authorization
(A) relating to protection of the environment, persons or the public welfare from actual or potential exposure (or the effects of exposure) to any actual or potential release, discharge or emission (whether past or present) of, or relating to the possession, manufacture, processing, importation, use, treatment, storage or disposal of, any chemical, raw material, pollutant, contaminant, or Hazardous Substances; or (B) relating to occupational or public health or safety; and

                    (h) liabilities and obligations of FCA arising in connection with matters set forth on SCHEDULE 1.5(h) hereto, including, without limitation, for legal fees and expenses.

               1.6 FCA and Kable each agree that for tax purposes they will allocate the Purchase Price and any liabilities assumed by Kable hereunder which are considered as part of the purchase price for tax purposes in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, pursuant to an allocation of value thereof made and agreed to in writing by Kable and FCA. FCA further agrees to file all tax returns including all returns and forms required under
Section 1060 of the Internal Revenue Code of 1986 as amended, consistent with such allocation.

          2.   Pension and Benefit Matters.
               ---------------------------

The parties intend that the sale of the Assets contemplated hereunder shall be as an ongoing business and shall not constitute a shutdown of FCA's operations for purposes of entitling any FCA employee to immediate payment of pension or severance pay benefits or any other shutdown related benefits arising on account of a shutdown under FCA's existing Employee Benefit Plans or employment policies or agreements applicable to FCA's employees immediately prior to the Closing. Consistent with such intent of the parties, it is hereby agreed as follows:

                    (a) Effective on the Closing Date, Kable shall offer employment to all employees then employed by FCA, as set forth in a certified payroll schedule (the "Payroll Schedule") to be delivered by FCA to Kable at closing (the "Employees"); provided, however, that nothing in this Section 2(a) shall be construed as giving any Employee any right, remedy or claim under or in respect of this Agreement or any employment or other agreement between such Employee and FCA (as assigned to and assumed by Kable).

                    (b) Subject to the provisions of this Agreement, the Employee Benefit Plans and all obligations of FCA to fund and pay benefits thereunder shall be fully assumed in all respects by Kable as of the Closing Date; provided, however, that nothing in this Agreement shall be construed to require Kable to continue to maintain any particular Employee Benefit Plan. Kable shall ensure that credit is provided to Employees for prior service as employees of FCA under such Employee Benefit Plans to the extent such Employee Benefit Plans so credited such service as of the Closing Date. FCA and Kable shall execute and deliver such instruments and documents and shall take such actions as may be necessary to effectuate the substitution, as of the Closing Date, of Kable for FCA under the trust agreements, insurance contracts and other funding and ancillary agreements which relate to such Employee Benefit Plans.

                    (c) Kable shall assume all pension and severance pay liabilities, including any liabilities incurred by reason of the termination of any pension or the vesting of any benefits under any Employee Benefit Plan, or any other shutdown related liabilities arising on account of shutdowns from and after the Closing, including, without limitation, any such liabilities arising as a direct result of the sale of Assets pursuant to this Agreement, and FCA shall have no obligation with respect thereto.

                    (d) FCA shall bear the cost and responsibility for obtaining a favorable determination letter from the IRS with respect to the submission of application therefor referred to in
Section 4.22(b)(iii) hereof.

          3.    Assignment of Contracts/Service Agreement Consents.
                --------------------------------------------------

               3.1 Kable hereby acknowledges that pursuant to the terms and conditions of those service agreements between FCA and its clients (hereinafter, "Clients") set forth in SCHEDULE 3 hereto (hereinafter, the "Service Agreements"), certain of such Service Agreements may be construed as requiring, in the event of an assignment thereof as herein contemplated, the consent of and/or notice to said Clients (such consents and notices being hereinafter referred to as the "Service Agreement Consents and Notices"). Kable further acknowledges and agrees that as of the Closing Date, certain (if not all) of such Service Agreement Consents and Notices will not have been obtained or given, as the case may be. Kable further acknowledges that in the event that, for any reason, the Service Agreement Consents and Notices are not obtained or given, as the case may be, prior to the Closing Date, such Service Agreements may be construed as giving Clients certain legal rights thereunder. Accordingly, FCA and Kable hereby agree as follows:

                    (a)   It  shall be Kable's sole  and  exclusive
responsibility to obtain and give the Service Agreement Consents and Notices; provided, however, that FCA shall fully cooperate with Kable in all reasonable respects and in good faith to facilitate Kable's obtaining the Service Agreement Consents, including, without limitation, consulting with Kable regarding the Service Agreement Consents and responding to Client inquiries concerning Kable promptly and in a manner which portrays Kable in a favorable light.

                    (b) Kable shall assume, accept and be responsible for, in all respects, the risk of loss, liability, damage and expense (including, without limitation, attorneys' fees) arising or which may arise out of or in connection with any claim, action or proceeding by a Client arising out of or in connection with a client declining to give any Service Agreement Consent or any other inability to obtain, or failure to request or give, as the case may be, the Service Agreement Consents and Notices.

               3.2 Non-Assignable Contracts. Except as provided in Section 3.1 above, to the extent that any of the Contracts for which assignment to Kable is provided herein are not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment if such assignment or attempted assignment would constitute a breach thereof. FCA agrees to use its best efforts to obtain the consent of each other party to any Contract to the assignment thereof to Kable in all cases in which such consent is required for assignment or transfer. If such consent is not obtained at or prior to the Closing, FCA agrees to cooperate with Kable in subsequently seeking such consent and in any reasonable arrangements designed to provide for Kable the benefits under any such Contract, including enforcement at the cost and for the account of Kable of any and all rights of FCA against each other party thereto arising out of the cancellation by such other party, or otherwise. If and to the extent that such arrangements cannot be made, Kable shall have no obligation with respect to any such Contract, and FCA shall have no liability to Kable for the failure to make such arrangements and assign such contracts.

          4.    Representations and Warranties of FCA.
                -------------------------------------

FCA hereby represents and warrants to Kable as follows:

               4.1 Organization and Good Standing. FCA is duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business in every jurisdiction where its ownership of property or conduct of business requires it to qualify, excluding those jurisdictions in which a failure to so qualify would not have a material adverse effect on the business or condition, financial or otherwise, of FCA. FCA has full corporate power and authority to carry on its business as it is now being conducted, to own or hold under lease the properties and assets which it owns or holds under lease, and to perform all its obligations under the agreements and instruments to which it is a party or by which it is bound.

               4.2 Subsidiaries; Investments in Others. FCA does not own, directly or indirectly, any capital stock or other equity securities of any corporation, nor does it have any direct or indirect equity or ownership interest in any other business.

               4.3 Authorization, etc. FCA has all requisite corporate power and authority to make, execute, deliver and perform this Agreement and to transfer the legal and beneficial title and ownership of the Assets to Kable. This Agreement has been duly executed and delivered by FCA and constitutes a legal, valid and binding agreement enforceable against FCA in accordance with its terms. The execution, delivery and performance of this Agreement by FCA in accordance with its terms will not, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any Encumbrance upon any of the Assets, or require the consent of any third party or governmental authority, pursuant to: (a) any provision of the certificate of incorporation or bylaws of FCA; or (b) except as set forth in
Section 3 hereof or SCHEDULES 3 or 4.3 hereto, any mortgage, indenture or deed of trust or any material lease, license or other agreement or any law, rule, regulation, order, judgment or decree to which FCA is a party or by which it or any of the Assets may be bound, subject to or affected.

               4.4 Financial Statements. FCA has delivered to Kable (i) a Balance Sheet of FCA as at December 31, 1992 and Statement of Operations and Retained Earnings and Statement of Cash Flows for the year then ended, (ii) a Balance Sheet of FCA as at December 31, 1993 (the "December 31, 1993 Balance Sheet") and Statements of Operations and Retained Earnings and Statement of Cash Flows for the year then ended, together with footnotes thereto, as reported upon by KPMG Peat Marwick and (iii) the financial statement of FCA as at November 30, 1994 (the "Interim Financial Statement," November 30, 1994 being hereinafter referred to as the "Interim Financial Statement Date"). The financial statements as at and for the years ended December 31, 1992 and December 31, 1993 and the Interim Financial Statement have been prepared in accordance with Generally Accepted Accounting Principles consistently applied, subject, with respect to the Interim Financial Statement only, to normal year-end adjustments and the absence of footnotes, and present fairly the financial position of FCA as of the dates thereof and the results of operations and cash flow of FCA for the periods then ended.

               4.5    Absence of Certain Changes or Events.   Since
the Interim Financial Statement Date, FCA has not, except as set forth in SCHEDULE 4.5 hereto:

                         (i)   incurred any material obligation  or
liability (absolute, accrued, contingent or otherwise);

                         (ii)  discharged or satisfied any lien  or
encumbrance, or paid or satisfied any obligation or liability (absolute, accrued, contingent or otherwise) owed by FCA to Engelhard or any affiliate of Engelhard or any other such obligation or liability other than (A) current liabilities shown or reflected on the balance sheet included within the Interim Financial Statement when due and payable, or (B) liabilities incurred since the date of such balance sheet in the ordinary course of business;

                         (iii)    increased  or   established   any
reserve for taxes or any other liability on its books or otherwise provided therefor, except as may have been required due to income or operations of FCA since the Interim Financial Statement Date;

                         (iv)  mortgaged,  pledged or subjected  to
any lien, charge or other Encumbrance any of the Assets;
                         (v)   transferred  any of  its  assets  or
interests therein, whether by sale, license, lease or otherwise, cancelled any debts or claims or waived any rights under any agreement to which it is a party or by which it is bound, except in the ordinary course of business;

                         (vi)  granted any company-wide increase in
the rates of pay of employees or any substantial increase in salary payable or to become payable by it to any director, officer, employee, consultant or agent, or by means of any bonus or benefit plan, contract or other commitment substantially increased the compensation of any director, officer, employee, consultant or agent;

                         (vii)   authorized  or  made  any  capital
expenditures which exceed $5,000, individually, or $10,000, in the aggregate;

                         (viii)  entered into any transaction other
than in the ordinary course of business;

                         (ix)  made any declaration,  setting aside
or payment of any dividend or other distribution in respect of its capital stock, or otherwise, or redeemed or purchased any of its capital stock, or repaid any loans or other advances from Engelhard or any affiliate of Engelhard or agreed to take any such action;

                         (x)   borrowed any funds or  modified  any
agreement or instrument evidencing any indebtedness of FCA;

                         (xi)  entered into any employment contract
or arrangement which is not terminable at will without penalty to it;

                         (xii)   made any payment  or  distribution
under any bonus, pension, profit sharing or retirement plan or made any payment or distribution pursuant to or in respect of any other plan or contract or arrangement or incurred any obligation to make any such payment or contribution (other than in the ordinary course pursuant to the terms of the Employee Benefit Plans) providing for bonuses, executive incentive compensation, pensions, deferred compensation, retirement payments, profit sharing or the like;

                         (xiii)   extended credit to  any  customer
other than in the ordinary course of business;

                         (xiv)   guaranteed the obligation  of  any
person, firm or corporation other than in the ordinary course of business;

                         (xv)  experienced damage,  destruction  or
loss (whether or not covered by insurance) materially and adversely affecting any of the Assets, or experienced any other material adverse change in its financial condition, assets, liabilities, business or prospects (and, to its knowledge, no event, condition or state of facts exists which would be likely to result in any such material adverse change) except for the continuing losses from operations in the ordinary course which have been consistent with the loss disclosed in the Interim Financial Statement; or

                         (xvi)  otherwise conducted the business of
FCA other than in the ordinary and usual course consistent with past practice.

               4.6 Taxes. Except as set forth in SCHEDULE 4.6, FCA has no liability for Taxes which have been assessed or are due and payable as of the date hereof which would create or permit the imposition of any lien on the Assets being transferred to Kable pursuant to the terms hereof. For purposes of this Agreement, the term "Taxes" shall mean all taxes, levies, charges or withholdings, including but not limited to income (on the corporate or shareholder level), franchise, sales, use, gross receipts, transfer, property, capital stock, employment and excise taxes and shall also include interest, penalties and additions to tax.

               4.7    Schedules.    FCA  has  furnished  to  Kable,
copies, true and complete in all material respects, of all written items listed in the Schedules hereto and, as to items not written, the Schedules contain true and substantially complete summaries of the material terms thereof. Each such Schedule is true and complete in all material respects. To the extent that FCA can not produce a complete copy of any written item, it shall be deemed not written.

               4.8 Title to Assets/Condition of Personal Property. FCA has good and marketable title to the Assets which it purports to own, except properties and assets the sale or disposition of which, since the Interim Financial Statement Date, does not conflict with or constitute a breach of the representations, warranties or provisions of this Agreement. None of such Assets are subject to any Encumbrances, except for (i) Encumbrances under the Note and Mortgage; (ii) Encumbrances described in Section 1.1(a) hereof with respect to the Premises; or
(iii) as set forth in SCHEDULE 4.8 hereto. All the furniture, fixtures, equipment and other personal property reflected in
SCHEDULE 1.1(c) are in reasonably good operating condition and repair, normal wear and tear excepted, are adequate for the purposes used, and are adequate and sufficient for all current operations. FCA has no knowledge of any proposed taking of the Premises pursuant to rights of eminent domain or governmental rights of police power or of any proposed assessments relating to the Premises or the Leased Premises.

               4.9 Inventory. The inventories of FCA reflected in the balance sheet included within the Interim Financial Statement and all inventory items which have been acquired since the Interim Financial Statement Date are merchantable and of such quality and in such quantities as are usable and saleable within FCA's normal operating cycle in the ordinary course of its business.

               4.10     Consents  and  Approvals  of   Governmental
Authorities. Except as set forth in SCHEDULE 4.10, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

               4.11 Real Property. Except for the Premises, Leased Premises and the Oak Street Property, FCA does not own or hold any leasehold or other interest in, and has never owned or held any leasehold or other interest in, any real property. FCA has not assigned, or sublet the Premises or Leased Premises, or granted any rights therein, to third parties.

               4.12 Agreements re: Encumbrances. SCHEDULE 4.12 hereto sets forth a true and complete list of all loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, equipment obligations, guaranties, and lease purchase agreements to which FCA is a party or by which any of its properties is bound and which are included in the Assumed Obligations.

               4.13 Personal Property. SCHEDULE 4.13 hereto sets forth a true and complete list of all material items of machinery, equipment, furniture, fixtures, motor vehicles and facilities owned by FCA or in which FCA has a leasehold or other interest and which are included in the Assets or constitute a Contract, together with a description of each lease or other instrument under which FCA claims or holds such leasehold or other interest. Except as set forth in such Schedule, FCA has no obligation or liability (contingent or otherwise) in respect of any lease, license or other obligation purportedly assigned or transferred to Acxiom Corporation pursuant to or in connection with the Data Processing Agreement dated October 22, 1991, as amended, or any obligation to repurchase any item of property, whether presently existing or upon termination of such Agreement.

               4.14 Material Contracts. SCHEDULE 4.14 hereto sets forth a true and complete list of (i) all Contracts written or oral, relating to the sale or furnishing by FCA of goods or services where the consideration for such sale is $20,000 or more, per annum or in any single case; (ii) all Contracts written or oral, relating to the purchase by FCA of goods or services where the consideration for such purchase is $10,000 or more, per annum or in any single case; (iii) all other Contracts which are material to the Assets, the financial condition of FCA or the FCA Business; and (iv) all Service Agreements. Except as set forth in such Schedule, FCA has not given to any Client any notice to terminate or of election not to renew any Service Agreement, nor has FCA received any formal or written notice of such termination or of election not to renew, nor have any of Lawrence Morse, the President of FCA, Larry G. Geissler, the Senior Vice President of FCA or Sharon Jerome, the V.P./Controller of FCA, been told by any Client, explicitly, that any such Client is considering not renewing its Service Agreement.

               4.15 Employees. SCHEDULE 4.15 hereto sets forth a true and complete list of the name of each employee of FCA whose annual rate of compensation exceeds $20,000; the amount paid to him/her for services rendered during the calendar year 1994; the current annual rate of compensation; a list of all written or oral contracts of employment with FCA and all written or oral consulting agreements with FCA and the terms thereof; all arrangements or understandings, written or oral, to pay bonuses or increase compensation or regarding termination or severance payments. FCA is not a party to any other employment agreement, termination or severance agreement, bonus agreement, contract, arrangement or understanding with any employee, officer or director of FCA.

               4.16 No Guaranties. Except with respect to product/service warranties or guarantees set forth in the Service Agreements and provided by FCA in the ordinary course of business, FCA is not a party to or bound by any agreement of guarantee, indemnification, assumption, or endorsement or any other like commitment of the obligations, liabilities (contingent or
otherwise)   or   indebtedness  of  any  other  person,   firm   or
corporation.

               4.17 Agreements in Full Force and Effect. Subject in all respects to the provisions of Section 3 hereof, all the Contracts included in the Assets are valid and in full force and effect, and there is not under any such Contract, any existing default by FCA (or to the knowledge of FCA, any other party), or any event which, after notice or lapse of time, or both, would constitute a default by FCA (or to the knowledge of FCA, any other party) or result in a loss of any rights of FCA thereunder.

               4.18 Trademarks, etc. FCA owns or possesses the royalty-free license or other right to use all copyrights, trademarks (other than the registered trademark "GS 2000" which is the property of Acxiom Corporation and which FCA has used in the past with prior approval), service marks, service names, trade names and patents which are on SCHEDULE 4.18 or which are necessary to conduct its business as presently operated, and, to the knowledge of FCA, no person, firm, corporation or other entity is entitled to restrain FCA from using any such copyright, trademark, service mark, service name, trade name or patent. FCA has no knowledge that it is, nor has FCA received any notice claiming that it is, infringing upon or otherwise acting adversely to any copyrights, trademarks, trademark rights, service marks, service names, trade names, patents, patent rights, licenses or trade secrets owned by any person, firm, corporation or other entity which might reasonably be expected to have a material adverse effect on the continued operation of the FCA Business.

               4.19 Accounts Receivable. All accounts receivable of FCA which are reflected in the Interim Financial Statement, and all such receivables which have arisen since the Interim Financial Statement Date, represent services actually performed in the ordinary course of business and are current and collectible net of any reserves shown on the Interim Financial Statement (which reserves are adequate and were calculated consistent with past practice).

               4.20   Litigation.   Except as set forth on SCHEDULE
4.20 hereto, there is no claim, legal action, arbitration, governmental investigation or other legal, administrative or alternative dispute resolution proceeding, nor any order, decree or judgment in progress, pending or in effect, or to the knowledge of FCA threatened, against or relating to FCA, its respective properties, assets or business or the transactions contemplated by this Agreement, and, except as set forth in Section 3 hereof, FCA does not know or have any reasonable ground to know of any basis of the same.

               4.21 Compliance with Laws and Other Instruments. Except as set forth on SCHEDULE 4.27.1(d) hereto, to the best of FCA's knowledge, FCA has complied with all existing laws, rules, regulations, ordinances, orders, judgments and decrees now or hereafter applicable to its business, properties or operations as presently conducted, the failure of which might reasonably be expected to have a material adverse effect on the business or condition of FCA, financial or otherwise. Except as set forth in
SCHEDULE 4.27.1(d), FCA has not received any notification of any asserted present or past failure by FCA to comply with such laws, rules, regulations, ordinances, orders, judgments and decrees.

               4.22   Employee Benefit Plans and Agreements.

                    (a) SCHEDULE 4.22 hereto accurately identifies all pension, retirement, disability, medical, dental or other health insurance plans, life insurance or other death benefit plans, profit sharing, savings, deferred compensation, stock options, bonus or other incentive plans, severance plans, or other employee benefit plans or arrangements, whether or not funded and whether formal or informal, covering any of FCA's current or former officers, employees, directors or consultants (all such plans, policies or arrangements are referred to herein as "Employee Benefit Plans").

                    (b)  Except as disclosed on SCHEDULE 4.22:  (i)
each Employee Benefit Plan has been operated and administered in accordance with its terms and is, subject to subsection (b)(iii) below, in compliance with the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and, where applicable, the Internal Revenue Code of 1986, as amended, (the "Code"), and other applicable laws, including recent amendments thereto and regulations promulgated thereunder;
(ii) each Employee Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Employee Pension Benefit Plan") is, subject to subsection
(b)(iii) below, a "qualified plan" under Section 401(a) of the Code (without regard to any corrective measures that may be available to avoid disqualification) for which a favorable determination letter from the Internal Revenue Service (the "IRS") has been received;
(iii) each Employee Pension Benefit Plan has been adequately restated to comply in form with the Tax Reform Act of 1986 and all subsequent legislation, and with regulations issued thereunder, and an application for a favorable determination letter from the IRS with respect to the FCA Retirement Plan (referred to in SCHEDULE 4.22) as so restated was submitted by or on behalf of FCA to the IRS on November 18, 1994; (iv) all required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, Forms PBGC-1, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each Employee Benefit Plan; (v) all contributions, premiums or other payments which are currently due with respect to the Employee Benefit Plans on or prior to the Closing Date have been paid and all contributions, premiums or other payments for any period ending on or prior to the Closing Date which are not yet due have been paid or recorded in FCA's books and records; (vi) the market value of assets under each Employee Pension Benefit Plan, as of the Closing Date, equals or exceeds the present value of all vested and non-vested benefit liabilities accrued thereunder, determined as of the Closing Date in accordance with the methods, factors and assumptions applicable to a continuing Employee Pension Benefit Plan; (vii) to the extent applicable with respect to each Employee Benefit Plan, FCA has delivered to Kable correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the IRS, the most recent Form 5500 Annual Report, the most recent financial statements and actuarial report, and all related trust agreements, insurance contracts and other funding and ancillary agreements which implement each such Employee Benefit Plan; (viii) no facts or circumstances which constitute a "reportable event" as defined in ERISA and the regulations promulgated thereunder, for which a 30-day notice requirement has not been waived by the Pension Benefit Guaranty Corporation (the "PBGC"), have accrued with respect to any Employee Pension Benefit Plan, nor has any Employee Pension Benefit Plan incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived; (ix) no liability under Title IV of ERISA has been incurred by FCA or any other members of the controlled group of corporations (within the meaning of Code Section 414(b),
(c), (m) or (o)) that includes FCA (the "Controlled Group"), that has not been satisfied in full, and no condition exists that presents a material risk of incurring such a liability, other than liability for premiums due the PBGC (which premiums have been paid when due); (x) no proceeding by the PBGC to terminate any Employee Pension Benefit Plan has been instituted or threatened, and no condition exists that presents a material risk that such proceedings will be instituted; (xi) there have been no "prohibited transactions" within the meaning of Section 406 of ERISA and
Section 4975 of the Code with respect to any Employee Pension Benefit Plan; (xii) there are no pending or threatened claims by or on behalf of any Employee Benefit Plan or any of the employees of FCA alleging a breach of any Employee Benefit Plan, fiduciary duties thereunder or violations of ERISA or other applicable Federal or state law with respect to any Employee Benefit Plan which could result in liability on the part of Kable or an Employee Benefit Plan, nor does there exist any condition that presents a material risk that such a claim will be instituted; (xiii) none of FCA and the other members of the Controlled Group contributes to, ever has contributed to, or ever has been required to contribute to any "multiemployer plan" (within the meaning of Section 3(37) of ERISA) or has any liability (including withdrawal liability) under any multiemployer plan; (xiv) FCA does not maintain and has never maintained or contributed to any "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B); (xv) FCA has reserved the right to amend or terminate all Employee Benefit Plans in a manner which would enable it to cease making any further contributions or other payments with respect thereto (except as may be required under ERISA or under a contract of insurance) without incurring liability for the failure to make such further contributions or payments; (xvi) with respect to each Employee Benefit Plan that is funded wholly or partially through an insurance policy (including a policy with a health maintenance organization), there will be no liability, as of the Closing Date, with respect to any such Employee Benefit Plan in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date, except to the extent recorded in FCA's financial statements; (xvii) except as set forth on SCHEDULE 4.22, no Employee Pension Benefit Plan, whether or not terminated, holds, or has discharged any of its liabilities through the acquisition of, any annuity contract; (xviii) none of the members of the Controlled Group other than FCA has engaged in any transaction with respect to its employee plans (within the meaning of subsection (a) of this Section 4.22) which could give rise to liability on the part of Kable or an Employee Benefit Plan; and
(xix) each of the following items of information and documents provided by or on behalf of FCA to Kable, AMREP Corporation or Kable's counsel is true and complete in all material respects: (1) no awards are currently outstanding under the Management Incentive Award Plan (referred to in SCHEDULE 4.22); (2) lump sum distributions in excess of $3,500 have never been made or offered to participants or beneficiaries in the FCA Retirement Plan; (3) no employees accrued vacation benefits which extend beyond a calendar year-end; and (4) the Summary of Holdings indicating the value of the assets as of June 30, 1994 of the FCA Retirement Plan.

               4.23 Labor Matters. FCA is not a party to any collective bargaining agreement, is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practices. There is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or affecting FCA, and FCA has not experienced any work stoppage or other material labor difficulty. FCA has not experienced or been threatened with any material union organizing effort with respect to its employees.

               4.24 Disclosure. No representation or warranty by FCA contained in this Agreement, and no information contained in any Schedule or other instrument furnished or to be furnished to Kable pursuant to this Agreement or in connection with the transactions herein contemplated contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

               4.25 Permits, Licenses, etc. SCHEDULE 4.25 sets forth all Permits required in connection with the conduct of FCA's business and operations, excluding those Permits which, if not obtained or held by FCA, would not have a material adverse effect on the business or condition of FCA, financial or otherwise. FCA is in material compliance with obligations under all Permits listed in SCHEDULE 4.25.

               4.26 Consents and Authorizations. Except as set forth in Section 3 hereof, as of the Closing Date, FCA will have obtained all consents and authorizations and given all notices required in connection with the transactions herein contemplated, except where the failure to obtain any such consent or authorization or to give any such notice would not have a material adverse effect on the Assets or continued operation of the FCA Business.

               4.27   Environmental Matters.

                    4.27.1 Except as specifically disclosed in the Environmental Site Assessment Report prepared by Professional Service Industries, Inc. or in the Asbestos Sampling Survey Report prepared by Beta Associates for ENVIRON, copies of which are set forth in SCHEDULE 4.27.1 hereto (hereinafter referred to as the "Environmental Reports"),

                    (a) FCA is not in violation of any Environmental Laws which violation would have a material adverse effect on the Assets or the continued operation of the FCA Business;

                    (b) no disposal or known or suspected release of any Hazardous Substance has occurred on, from, or under, the Premises or the Leased Premises which could have a material adverse effect on the Assets or the continued operation of the FCA Business;

                    (c) there has been no treatment, generation, handling, storage, transport or disposal of any Hazardous Substance at or from the Premises or the Leased Premises, except as may have occurred in accordance with applicable Environmental Laws or permits or except as would not have a material adverse effect on the Assets or the continued operation of the FCA Business; and

                    (d) except as set forth in SCHEDULE 4.27.1(d), no litigation, investigation, or administrative enforcement action has been instituted, or is pending or threatened, nor have any settlements been reached with any public or private party or parties, nor has FCA received any notice that it is a potentially responsible party for response costs, relating in any way to the alleged or actual presence, disposal, or known or suspected release of any Hazardous Substance or any violation of any Environmental Law.

          5.  Representations and Warranties of Kable.
              ---------------------------------------

Kable represents and warrants to FCA as follows:

               5.1 Organization and Standing. Kable is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Kable has full corporate power and authority to carry on its business as it is now being conducted, to own or hold under lease the properties and assets which it owns or hold under lease, and to perform all its obligations under the agreements and instruments to which it is a party or by which it is bound.

               5.2 Authority; Execution, Delivery and Performance of Agreement. Kable has all requisite corporate power and authority to make, execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby, and all proceedings required to be taken by Kable to authorize the execution and delivery of this Agreement by Kable and the performance by Kable of this Agreement and the consummation of the transactions contemplated hereby have been properly taken. This Agreement constitutes the valid and binding obligation of Kable. Neither the execution, delivery nor performance of this Agreement by Kable will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or require the consent of any third party or governmental authority pursuant to (a) any provision of Kable's certificate of incorporation or by-laws or (b) any franchise, mortgage, indenture or deed of trust or any material, lease, license, agreement, or any law, rule, regulation, order, judgment or decree to which Kable is a party or by which it may be bound or affected.

               5.3 Disclosure. No representation or warranty by Kable contained in this Agreement, and no information contained in any instrument furnished or to be furnished to FCA pursuant to this Agreement or in connection with the transactions herein contemplated contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

          6.  Covenants Prior to Closing.
              --------------------------

               6.1    FCA's Affirmative Covenants.   Prior  to  the
Closing, FCA will, except as required pursuant to this Agreement:

                    (a) conduct its operations only in the usual and ordinary course of business substantially in accordance with past practices;

                    (b)    keep  in  full  force  and  effect   its
corporate existence;

                    (c) use reasonable business efforts to retain its employees and preserve its present business relationships (provided that this subsection (c) shall not prohibit FCA from terminating the employment of any of its employees);

                    (d) use reasonable business efforts to maintain the Assets in customary repair, order and condition and maintain insurance with respect thereto reasonably comparable to that in effect on the date of this Agreement;

                    (e) maintain its books, accounts and records substantially in accordance with past custom and practice as used in the preparation of the financial statements described in Section
4.4 hereof;

                    (f) permit Kable and Kable's employees, agents and accounting and legal representatives to have access (at reasonable times and upon reasonable notice to FCA) to FCA's books, records, invoices, contracts, leases, key personnel, independent accountants, facilities, equipment and other things reasonably related to the FCA Business and the Assets;

                    (g) use reasonable business effort to obtain all consents and approvals necessary or desirable to consummate the transactions contemplated by this Agreement and to cause the other conditions to Kable's obligation to close to be satisfied; and

                    (h) promptly notify Kable in writing of any variances from the representations and warranties contained in
Section 4 hereof resulting from acts, events or conditions arising subsequent to the date of this Agreement which become known to FCA; provided that no such written notice shall modify any provision of this Agreement without the prior written consent of Kable, which consent will not be unreasonably withheld.

               6.2 FCA's Negative Covenant. Except as otherwise specifically contemplated herein, prior to the Closing, without the prior written consent of Kable, FCA will not willfully take any action that, to its knowledge, would require disclosure under
Section 6.1(h) hereof.

               6.3     Kable's  Covenant.    Kable  will  use   its
reasonable efforts to satisfy the conditions to obligations of FCA set forth in Sections 7.1 and 7.3.

          7.  Conditions to Closing.
              ---------------------

               7.1 Conditions to Obligations of Each Party. The obligations of each party to consummate the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing Date, of the following conditions:

                    7.1.1 No Action or Proceeding. No claim, action, suit, investigation or other proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement or, except in connection with the failure to obtain Service Agreement Consents, the obtaining of material damages or other relief in connection with the transactions contemplated by this Agreement.

                    7.1.2 Compliance with Law. There shall have been obtained all permits, approvals and consents of all governmental bodies or agencies which counsel for Kable or for FCA may reasonably deem necessary or appropriate so that consummation of the transactions contemplated by this Agreement by Kable and FCA, respectively, will be in compliance with applicable laws.

               7.2    Conditions  to  Obligations  of  Kable.   The
obligations of Kable to consummate the transactions contemplated hereby shall be, at the option of Kable, subject to the fulfillment, at or prior to the Closing Date, of the following additional conditions:

                    7.2.1 Representations and Warranties True. The representations and warranties of FCA contained in this Agreement or in any other document of FCA delivered pursuant hereto shall be true and correct in all material respects on the Closing Date with the same effect as if made on the Closing Date (notwithstanding any disclosure made by FCA pursuant to Section 6.1(h) hereof), and at the Closing FCA shall have delivered to Kable a certificate to such effect signed by the President or any Vice President and the Secretary or any Assistant Secretary of FCA.

                    7.2.2 FCA's Performance. Each of the obligations of FCA to be performed by it on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on or before the Closing Date, and at the Closing FCA shall have delivered to Kable a certificate to such effect signed by the President or any Vice President and the Secretary or any Assistant Secretary of FCA.

                    7.2.3 Authority. All actions required to be taken by, or on the part of, FCA and Engelhard, respectively, to authorize the execution, delivery, and performance of this
Agreement and the other agreements or instruments provided for herein and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the respective Boards of Directors of FCA and Engelhard and by Engelhard as sole shareholder of FCA.

                    7.2.4 Opinion of FCA's Counsel. Kable shall have been furnished at the Closing with opinions of Lane & Mittendorf, counsel to Engelhard and special counsel to FCA, and Frericks and Howard, counsel to FCA, dated the Closing Date, addressed to and in form and substance reasonably satisfactory to Kable;

                    7.2.5 Additional Closing Documents of FCA. Kable shall have received at the Closing the following documents, each dated the Closing Date:

                    (a)  Copies,  certified by the Secretary or  an
Assistant Secretary of FCA, of (i) resolutions of the Board of Directors of FCA and Engelhard as sole shareholder of FCA authorizing the execution, delivery and performance of this Agreement and all other agreements, documents and instruments relating hereto and the consummation of the transactions contemplated hereby and (ii) the Certificate of Incorporation and By-Laws of FCA;

                    (b) Copies, certified by the Secretary or an Assistant Secretary of Engelhard, of (i) resolutions of the Board of Directors of Engelhard authorizing the execution, delivery and performance of the Engelhard Agreement (as defined in Section 7.2.5(p) and (ii) the Certificate of Incorporation and By-Laws of Engelhard;

                    (c) A Bill of Sale duly executed by FCA, in form and substance reasonably satisfactory to Kable;
                    (d) A counterpart of an Assignment and Assumption Agreement (the "Assignment and Assumption Agreement"), duly executed by FCA in form and substance reasonably satisfactory to Kable;

                    (e) A General Warranty Deed with respect to the transfer of the Premises, together with a declaration of value (under Ohio Revised Code 319.202), duly executed by FCA and acknowledged, in form and substance reasonably satisfactory to Kable;

                    (f) A counterpart of the Assignment and Assumption of 228-238 and 242-252 West Center Street Leases (the "Assignment and Assumption of Leases"), to cover assignment, assumption, consent of landlord, release of FCA and estoppel certification of landlord, in form and substance reasonably satisfactory to Kable; duly executed by FCA and the landlord(s) under the Lease;

                    (g) A counterpart of the Assignment and Assumption of Society Bank Note (the "Assignment and Assumption of Society Bank Note"), to cover assignment, assumption, consent of bank, release of FCA and estoppel certification of bank, in form and substance reasonably satisfactory to Kable, duly executed by FCA and Society National Bank;

                    (h) The Assignment of Registered Service Mark in form and substance reasonably satisfactory to Kable (the "Assignment of Registered Service Mark"), duly executed by FCA and acknowledged;

                    (i) A counterpart of the Oak Street Agreement substantially in the form of Exhibit A hereto, duly executed by FCA;

                    (j) A letter from Acxiom confirming certain of FCA's rights under FCA's agreement with Acxiom, in form and substance reasonably satisfactory to Kable, duly executed by Acxiom;

                    (k) A non-foreign entity certification under 1445 of the Internal Revenue Code, duly executed by FCA;

                    (l) An agreement of non-disturbance in favor of Kable in respect of any mortgage on the Leased Premises, if any, duly executed by the mortgagee and in form and substance reasonably satisfactory to Kable;

                    (m) UCC-3 termination statements terminating all outstanding financing statements covering any of the Assets relating to any Retained Liabilities, duly executed by the named secured parties in such financing statements;

                    (n) Duly executed consents of third parties to the assignment by FCA to Kable of such Contracts as Kable shall reasonably request in writing;

                    (o) Such instruments and documents as may be necessary to effectuate the substitution, as of the Closing Date, of Kable for FCA under the trust agreements, insurance contracts and other funding and ancillary agreements which relate to the Employee Benefit Plans;

                    (p)   The Agreement of Engelhard  substantially
in   the  form  of  Exhibit  B  annexed  hereto   (the   "Engelhard
Agreement");

                    (q)  The Payroll Schedule;

                    (r)    Such   further  instruments   of   sale,
transfer, conveyance, assignment and delivery covering the Assets or any part thereof as Kable may reasonably request, in writing, to assure the full and effective sale, transfer, conveyance, assignment and delivery to it of the Assets to be transferred to Kable under this Agreement;

                    (s) A certification by the Secretary of State of Delaware and Ohio that FCA is a corporation in good standing in such states as of a date not earlier than one (1) business day prior to the Closing;

                    (t) A certification of the Secretary of State of Delaware that Engelhard is a corporation in good standing in such state as of a date not earlier than one (1) business day prior to Closing; and

                    (u) Such other documents and instruments as may be required or contemplated by this Agreement. Simultaneously, with such delivery, FCA shall take such action as may be necessary or reasonably requested by Kable to place Kable in possession and control of originals or copies of all accounting, financial, payroll and other records, documents, books, and files containing information used in or by the Assets, and other data relating to the Assets or the Assumed Obligations.

                    7.2.6 Name Change. Kable shall have received evidence of the change of the name of FCA from "Fulfillment Corporation of America" to another name not similar to Fulfillment Corporation of America.

                    7.2.7 At the Closing, the title to the Premises together with the personal property and other interests described in Section 1.1(a) hereof described will be such that Ohio Bar Title Insurance Company will insure at normal and usual rates and issue to Kable, on the Closing Date an ALTA owner's title insurance policy (the "Title Policy"), with liability in the amount of approximately $380,000, showing title to the Premises vested in Kable and subject to no exceptions to title other than matters listed in Section 1.1(a) hereof. Without limiting the generality of the preceding sentence, the Title Policy shall include no exception for mechanics' liens, and shall insure against any rights of mechanics, materialmen, contractors, or subcontractors to file liens against the Premises with respect to work done prior to the Closing Date and shall also insure:

                         (a)   That  each  parcel  comprising   the
Premises is contiguous along the common boundaries as shown on the Survey;

                         (b)   That  the improvements and  the  use
thereof do not violate any applicable zoning or subdivision ordinances;

                         (c)   That  the  Premises  are  the   same
premises shown by the Survey; and

                         (d)   That there will be no forfeiture  of
title in the event of a breach of any covenants, conditions, or restrictions of record.

                    7.2.8    The   Remediation  shall   have   been
completed in accordance with the Specifications (as defined in Section 8(f) hereof).

                    7.2.9 The obligations of FCA and Engelhard, as the case may be, arising under or in connection with the $850,000 Industrial Development First Mortgage Revenue Bonds (Fulfillment Corporation of America, Division of Engelhard Hanovia, Inc. Project) will have been completely satisfied.

               7.3 Conditions to Obligations of FCA. The obligations of FCA to consummate the transactions contemplated hereby shall be, at the option of FCA, subject to the fulfillment, at or prior to the Closing Date, of the following additional conditions:

                    7.3.1 Representations and Warranties True. The representations and warranties of Kable contained in this Agreement or in any document delivered pursuant hereto shall be true and correct in all material respects on the Closing Date with the same effect as if made on the Closing Date, and at the Closing Kable shall have delivered to FCA a certificate to such effect, signed by the President or any Vice President and the Secretary or any Assistant Secretary of Kable.

                    7.3.2 Kable's Performance. Each of the obligations of Kable to be performed by it on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on or before the Closing Date, and at the Closing Kable shall have delivered to FCA a certificate to such effect signed by the President or any Vice President and the Secretary or any Assistant Secretary of Kable.

                    7.3.3 Authority. All actions required to be taken by, or on the part of, Kable and Kable News Company, Inc., the sole shareholder of Kable ("Kable News"), respectively, to authorize the execution, delivery, and performance of this
Agreement and the other agreements or instruments provided for herein and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the respective Boards of Directors of Kable and Kable News.

                    7.3.4 Opinion of Kable's Counsel. FCA shall have been furnished at the Closing with an opinion of Jacobs
Persinger & Parker, counsel to Kable and Kable News, dated the Closing Date, addressed to and in form and substance reasonably satisfactory to FCA.

                    7.3.5 Additional Closing Documents of Kable. FCA shall have received at the Closing the following documents, each dated the Closing Date:

                    (a) Copies, certified by the Secretary or an Assistant Secretary of Kable, of (i) resolutions of the Board of Directors of Kable and Kable News authorizing the execution, delivery and performance of this Agreement and all other agreements, documents and instruments relating hereto and the consummation of the transactions contemplated hereby and (ii) the Certificate of Incorporation and By-Laws of Kable;

                    (b) Copies, certified by the Secretary or an Assistant Secretary of Kable News, of (i) resolutions of its Board of Directors authorizing the execution, delivery and performance of the Guarantee Agreement and all other agreements, documents and instruments relating thereto and the consummation of the transactions contemplated thereby and (ii) the Articles of Incorporation and By-Laws of Kable News;

                    (c)   A  counterpart  of  the  Assignment   and
Assumption Agreement, duly executed by Kable;

                    (d)   A  counterpart  of  the  Assignment   and
Assumption of Leases, duly executed by Kable;

                    (e)   A  counterpart  of  the  Assignment   and
Assumption of Society Bank Note, duly executed by Kable;

                    (f) A counterpart of the Oak Street Agreement, duly executed by Kable;

                    (g) The Guarantee Agreement substantially in the form of Exhibit C hereto, duly executed by Kable News;

                    (h) Such instruments and documents as may be necessary to effectuate the substitution, as of the Closing Date, of Kable for FCA under the trust agreements, insurance contracts and other funding and ancillary agreements which relate to the Employee Benefit Plans;

                    (i) Such further instruments of assumption as FCA may reasonably request, in writing, in order to effect the full and effective assumption of the Assumed Obligations by Kable;

                    (j) A certification by the Secretary of State of Delaware and Ohio that Kable is a corporation in good standing in such states as of a date not earlier than one (1) business day prior to the Closing;

                    (k) A certification of the Secretary of State of Illinois that Kable News is a corporation in good standing in such state as of a date not earlier than one (1) business day prior to Closing;

                    (l) A certified or official bank check or, at the option of FCA, evidence of the wire transfer of the Purchase Price pursuant to Section 1.3(b) hereof; and

                    (m) Such other documents and instruments as may be required or contemplated by this Agreement.

               7.4 Further Assurances. Kable shall, at any time and from time to time after the Closing Date, execute and deliver such other instruments of assumption and do all such further acts and things as may reasonably be requested by FCA to implement the assumption of the Assumed Obligations. FCA shall, at any time and from time to time after the Closing Date, execute and deliver such other instruments of transfer and conveyance and do all such further acts and things as may reasonably be requested by Kable to transfer, convey, assign and deliver to Kable or to aid and assist Kable in collecting and reducing to possession, any and all of the Assets, or to vest in Kable good and valid title thereto.

          8.  Payment of Taxes and Expenses.
              -----------------------------

                    (a) Except as otherwise expressly set forth in this Agreement, each of Kable and FCA shall bear and pay all costs and expenses incurred by them or on their behalf in connection with the negotiation, execution, delivery and performance of this Agreement.

                    (b) Kable shall bear (i) income taxes imposed on Kable, (ii) sales taxes, (iii) document recording fees and taxes, (iv) transfer taxes and (v) real and personal property taxes (prorated between the parties as of the Closing Date), in each such case to the extent arising from or relating to the sale and transfer of the Assets. All such taxes shall be paid by Kable and shall be in addition to the Purchase Price.

                    (c) FCA shall pay income taxes imposed on it arising from or relating to the sale and transfer of the Assets, including any real property transfer gains tax levied by the State of Ohio or any other Ohio governmental authority. Kable and FCA shall cooperate in completing and filing all required forms, if any, regarding such gains tax.

                    (d)   Kable  shall  bear  the  cost  of   title
insurance purchased by Kable with respect to its acquisition of the Premises.

                    (e)   Kable  and FCA shall  equally  share  the
total cost of the FCA audit being presently conducted by KPMG Peat Marwick for the benefit of Kable in connection with this transaction pursuant to the KPMG Peat Marwick engagement letter dated October 11, 1994, a copy of which has been provided to Kable, and which is annexed hereto as Exhibit D.

                    (f) FCA shall be solely responsible for the costs incurred in connection with the asbestos remediation (the "Remediation") as specified in the Specifications for Asbestos Repair Project, Fulfillment Corporation of America, 205, 228, 238 and 242 West Center Street, Marion, Ohio, prepared by Beta Associates and dated December 9, 1994 (the "Specifications"), a copy of which Specifications have been provided to Kable, and which are annexed hereto as Exhibit E.

          9.  Bulk Sales Law.
              --------------

The parties agree that notifications shall not be filed with respect to the purchase and sale contemplated hereby under the bulk transfer provisions of the laws in the state(s) where the Assets are situated. Such agreement shall not modify the obligations of the parties hereto with respect to the retention of Retained Liabilities by FCA and the assumption and payment of the Assumed Obligations by Kable. FCA shall promptly discharge liens on the Assets, if any, which arise from Retained Liabilities, and Kable shall be responsible for liens on the Assets, if any, which arise from the Assumed Obligations.

          10.  Indemnification; Remedies.
               -------------------------

               10.1 Indemnification by FCA. Except as otherwise expressly provided in this Section 10, FCA shall indemnify, save, defend and hold harmless Kable, those entities controlling, controlled by or under common control with Kable, Kable's officers, directors, agents, representatives and employees, and each of its and their respective successors and assigns (Kable and such persons are collectively referred to herein as "Kable's Indemnified Persons"), and shall reimburse Kable's Indemnified Persons, for, from and against each and every demand, claim, loss (which shall include any diminution in value), liability, damage, judgment, out-of-pocket cost and expense (including, without limitation, interest, penalties, costs of preparation and investigation, and if FCA does not defend the claim as herein provided, the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors, including those fees, disbursements and expenses incurred in enforcing these indemnification provisions) (collectively, "Kable's Losses") imposed on or incurred by Kable's Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of any (i) inaccuracy in any respect in any representation or warranty of FCA set forth in this Agreement (as supplemented by the Schedules hereto); (ii) nonfulfillment of any covenant, agreement or other obligation of FCA under this Agreement or any certificate delivered or to be delivered by FCA pursuant hereto; or (iii) Retained Liability;
provided, however, that all indemnification obligations of FCA under this Agreement shall be subject to the conditions and limitations set forth in Section 10.2 below.

               10.2 The total liability of FCA for amounts due under this Section 10 shall be limited to an aggregate of $750,000 in respect of any indemnification obligation arising hereunder, except that in respect of (i) any inaccuracy in any representation or warranty of FCA set forth in Section 4.22 (a "Pension
Inaccuracy") or (ii) nonfulfillment of any covenant of FCA set forth in Section 2 or (iii) in respect of Taxes, FCA's liability hereunder shall be unlimited. Notwithstanding the foregoing provisions of this Section 10, FCA shall have no liability for claims under this Section 10 unless the aggregate amount of such claims  exceeds $25,000,  and then,  only to the extent  that  such aggregate claims exceed $25,000; provided, however, that this limitation shall not apply to claims relating to Pension Inaccuracies or nonfulfillment of any covenant set forth in Section 2.

               10.3     Indemnification   by  Kable.    Except   as
otherwise expressly provided in this Section 10, Kable shall indemnify, save, defend and hold harmless FCA, those entities controlled by, controlling or under common control with FCA, FCA's officers, directors, agents, representatives and employees, and each of its and their respective successors and assigns (FCA and such persons are collectively referred to herein as "FCA's Indemnified Persons"), and shall reimburse FCA's Indemnified Persons, for, from and against each and every demand, claim, loss (which shall include any diminution in value), liability, damage, judgment, out-of-pocket cost and expense (including, without limitation, interest, penalties, costs of preparation and investigation, and if Kable does not defend the claim as herein provided, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors, including those fees, disbursements and expenses incurred in enforcing these indemnification provisions) (collectively, "FCA's Losses") imposed on or incurred by FCA's Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of (i) any inaccuracy in any respect in any representation or warranty of Kable set forth in this Agreement; (ii) nonfulfillment of any covenant, agreement or other obligation of Kable under this Agreement or any certificate delivered or to be delivered by Kable pursuant hereto; (iii) the Assumed Obligations; or (iv) claims or demands made by third parties with regard to the ownership, management or use of the Assets or the conduct of the FCA Business after the Closing Date (excluding any such claims or demands which arise out of the Retained Liabilities).

               10.4   Notice and Defense of Third Party Claims.  If
any action, claim or proceeding shall be brought or asserted against any indemnified party under this Section 10 or any successor thereto (the "Indemnified Person") in respect of which indemnity may be sought from an indemnifying person under this
Section  10  (the "Indemnifying Person"),  the  Indemnified  Person
shall give prompt written notice of such action, claim or proceeding to the Indemnifying Person. Any delay or failure to so notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. The Indemnifying Person shall be entitled at its own expense to assume the defense of such action or to prosecute such claim, as the case may be. In such event, such defense or prosecution shall be
conducted  by  counsel  chosen  by  the  Indemnifying  Person   and
reasonably   satisfactory  to  the  Indemnified  Person   and   the
Indemnified  Person  shall  bear  the  fees  and  expenses  of  any additional counsel retained by the Indemnified Person. If the Indemnifying Person shall not elect to assume the defense or prosecution of such action or claim, it will reimburse the
Indemnified Person for the reasonable fees and expenses of any counsel retained by the Indemnified Person. In the event that the parties to any such action or claim (including impleaded parties) include both the Indemnified Person and the Indemnifying Person and either (i) the Indemnifying Person and the Indemnified Person mutually agree or (ii) representation of both the Indemnifying
Person and the Indemnified Person by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, then the Indemnifying Person shall not have the right to assume the defense of such action or the prosecution of such claim on behalf of the Indemnified Person and will reimburse the Indemnified Person for the reasonable fees and expenses of any counsel retained by the Indemnified Person and reasonably satisfactory to the Indemnifying Person. Anything in this Section 10 to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior written consent, settle or compromise any action or claim or consent to the entry of any judgment with respect to any action, claim or proceeding for anything other than money damages paid by the Indemnifying Person. The Indemnifying Person may, however, without the Indemnified Person's prior written consent, settle or compromise any such action, claim or proceeding or consent to entry of any judgment with respect to any such action or claim that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the plaintiff of all Indemnified Persons from all liability in respect of such action, claim or proceeding.

               10.5 Notification of Other Claims for Losses. With respect to each Kable's Loss or FCA's Loss, as the case may be (referred to collectively in this Section 10.5 as "Losses" and individually as a "Loss") and each matter which may give rise to a Loss which may be indemnified under this Section 10, the Indemnified Person shall give notice to the Indemnifying Person with reasonable promptness (provided, however, that if the aggregate of all such actual and potential Losses as to which notice has not been given is less than $5,000, the Indemnified Person need not give such notice more often than once every three months); and any delay or failure to notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that the Indemnifying Person is prejudiced by reason of such delay or failure.

               10.6 Expiration of Indemnity. Except as otherwise provided in Section 10.7 below, an Indemnifying Person shall have no liability under this Section 10 unless notice of a claim for indemnity shall have been given to the Indemnifying Person on or before the date which is two years from and after the Closing Date.

               10.7 Exception to Two Year Limitation. The time limitations of Section 10.6 above shall not apply to (i) any claims relating to Taxes or Pension Inaccuracies, as to which Kable may give notice of and make a claim up to 15 days after expiration of the statutory limitation period applicable to such Taxes or Pension Inaccuracies; (ii) any claims relating to, resulting from or arising out of either the failure of FCA to transfer the Assets to Kable free of Encumbrances under the terms hereof, or any claims by other persons to receive or participate in the Purchase Price or to receive any brokerage or finder's fee or agent's commission or like payment in connection therewith, as to which there shall be no time limit; (iii) any claims arising out of covenants set forth in
Section  11 hereof,  as to which there shall be no time  limit;  or
(iv) any claims arising under Section 1.5(f), as to which Kable may give notice of and make a claim up to the date which is three years from and after the Closing Date.

          11.  Restrictive Covenants.
               ---------------------

               11.1 From and after the Closing, FCA will not directly or indirectly own, manage, operate or control, or participate in the ownership, management, operation or control of, or be connected with or have any interest in, as an employee, consultant, advisor, agent, owner, partner, co-venturer, principal, director, stockholder, lender or otherwise, any business or enterprise under any name confusingly similar to the name of FCA.

               11.2 FCA will not for a period of three years from the Closing, (i) directly or indirectly, within the United States and Canada, own, manage, operate or control, or participate in the ownership, management, operation or control of, or be connected with or have any interest in, as an employee, consultant, advisor, agent, owner, partner, co-venturer, principal, director, stockholder, lender or otherwise, any business or enterprise that is competitive with the business of providing customized marketing/fulfillment programs to the publishing and direct marketing industries; provided, however, that nothing contained herein shall prohibit FCA from owning, in the aggregate, directly or indirectly, less than 5% of any class of securities listed on a national securities exchange or traded publicly in the over-the-counter market or (ii) participate in the solicitation of any part of the business conducted by FCA from any person or entity which was a customer of FCA, or a prospective customer of FCA or from which FCA solicited business during the year immediately prior thereto.

               11.3 If FCA breaches, or threatens to commit a breach of, any of the preceding provisions of this Section 11 (the "Restrictive Covenants"), Kable shall have the right to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to Kable and that money damages would not provide an adequate remedy therefor. The rights of Kable set forth in this Section 11.3 shall be in addition to, and not in lieu of, any other rights and remedies available to Kable under law or in equity.

          12.  Brokerage.
               ---------

               12.1 FCA represents and warrants to Kable that neither it nor its representatives have engaged or dealt with any broker or other person who may be entitled to any finder's fee, brokerage commission or other like payment in respect of the negotiation, execution, or performance of this Agreement, and that it will indemnify and hold harmless Kable against all claims, damages, expenses and losses (including reasonable attorneys' fees and expenses) which may be asserted against Kable by Brown Brothers Harriman & Co. as well as by any other person as a result of dealings, arrangements or agreements by FCA or its representatives with any such broker or other person.

               12.2 Kable represents and warrants to FCA that neither it nor its representatives have engaged or dealt with any broker or other person who may be entitled to any finder's fee, brokerage commission or other like payment in respect of the negotiation, execution, or performance of this Agreement, and that it will indemnify and hold harmless FCA against all claims, damages, expenses and losses (including reasonable attorneys' fees and expenses) which may be asserted against FCA by any person as a result of dealings, arrangements or agreements by Kable or its representatives with any such broker or other person.

          13.  Notices.
               -------

Any and all notices, requests, demands, consents, approvals or other communications required or permitted to be given under any provision of this Agreement shall be in writing and shall be deemed given upon personal delivery or the mailing thereof by first class certified mail, return receipt requested, as follows:

                If to Kable, addressed to Kable at:

                        Kable Fulfillment Services of Ohio, Inc.
                        16 South Wesley Avenue
                        Kable Square
                        Mt. Morris, Illinois  61054
                        Attention:  Rob Urish

                with a copy to:

                        Valerie Asciutto, Esq.
                        c/o Amrep Corporation
                        641 Lexington Avenue
                        6th Floor
                        New York, New York  10022

                and a copy to:

                        Jacobs, Persinger & Parker
                        77 Water Street
                        New York, New York  10005
                        Attention:  Edward B. Winslow, Esq.

                If to FCA, addressed to FCA at:

                        Engelhard Hanovia, Inc.
                        645 Fifth Avenue
                        New York, New York  10022
                        Attention:  Anthony J. Gostkowski, Vice
                                      President and Treasurer

                with a copy to:

                        Lane & Mittendorf
                        99 Park Avenue
                        New York, New York  10016
                        Attention:  Nathaniel J. Bickford, Esq.

Either party may change its address for the purpose of this Agreement by notice to the other parties given as aforesaid.

          14.  Collections.
               -----------

FCA hereby authorizes Kable to open any and all mail addressed to FCA (if delivered to Kable) received on or after the Closing Date and hereby grants to Kable a power of attorney to endorse and cash any checks or instruments made payable or endorsed to FCA or its order and received by Kable in payment of any accounts receivable or any other amount due FCA and included in the Assets. FCA will promptly remit to Kable any payments FCA may receive in respect of any such account receivable or other amount due, and Kable will promptly remit to FCA any payments Kable may receive in respect of any Excluded Asset.

          15.  Consent to Jurisdiction.
               -----------------------

Each  party  hereto  irrevocably accepts the  jurisdiction  of  the
Federal or State courts of competent jurisdiction located in the City and State of New York and any related appellate court, irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, and irrevocably waives any objection such party may now or hereafter have as to the venue of any such action or proceeding brought in such a court or that such court is an inconvenient forum. Each party hereto irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered mail, postage prepaid, return receipt requested, such service to become effective upon receipt or refusal of receipt by such party. FCA irrevocably designates Lane &
Mittendorf,  99 Park Avenue,  New York,  New York 10016 (Attention:
Nathaniel J. Bickford, Esq.), as agent upon whom process may be served. Kable irrevocably designates Jacobs Persinger & Parker, 77 Water Street, New York, New York 10005 (Attention: Edward B. Winslow, Esq.), as agent upon whom process may be served. Nothing herein shall affect either party's right to serve process in any other manner prescribed by law.

          16.  Miscellaneous.
               -------------

               16.1 Entire Agreement. This writing together with the Exhibits and Schedules constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by both of the parties.

               16.2 Schedules Part of Agreement. The Schedules referred to herein and delivered to Kable pursuant hereto shall be deemed part of this Agreement as fully and effectively as if set forth at length herein. The terms used in said Schedules shall have the same meanings as such terms have in this Agreement unless a contrary intention is clearly manifested therein.

               16.3 No Waiver. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

               16.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of each party hereto, and its successors and assigns. This Agreement shall not be assigned by either Kable or FCA, and any attempted assignment shall be void, except upon the written consent of the other party having first been obtained.

               16.5 Headings. The article and section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said articles or sections.

               16.6     Cooperation.    Each  party  hereto   shall
cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement. Without limiting the generality of the foregoing, each of Kable and FCA shall assist the other in any legal actions or proceedings, in the case of Kable, assumed under the provisions of Section 1.4(d) hereof ("Assumed Actions"), and in the case of FCA, retained under the provisions of Section 1.5(h) hereof, including document production and preparation for and appearances at examinations, depositions, trials or settlement conferences. The provisions of Section 10.4 hereof shall be applicable to the Assumed Actions but without regard to the requirement of the initial notice from FCA to Kable; provided that Kable shall be obligated to assume the defense and prosecution of all such Assumed Actions, with counsel of its own choice. Further, FCA shall consult with Kable regarding any actions required to be taken prior to the Closing Date in connection with the defense of any Assumed Action and will not take any such action if objected to in writing by Kable.

               16.7 Governing Law. This Agreement and all amendments thereof shall, in all respects, be governed by and construed and enforced in accordance with the internal laws (without regard to principles of conflicts of law) of the State of New York.

               16.8 No Third Party Beneficiaries. Except as expressly provided in Section 10 above or Section 16.9 below, nothing in this Agreement will be construed as giving any person, firm, corporation or other entity, other than the parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

               16.9     Confidentiality.    FCA  agrees   to   keep
confidential all of the financial and other confidential information, including, without limitation, trade secrets, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies and any other documents embodying such confidential information, concerning FCA, except as required by law, or to the extent necessary for the preparation of tax returns or to the extent such information is readily ascertainable from public or published information or trade sources. Kable agrees to keep confidential all of the financial and other confidential information of Engelhard obtained in connection with this transaction, except as required by law or to the extent with information is readily ascertainable from public or published information.

               16.10 Press Releases and Announcements. No press releases or public announcements related to this Agreement and the transactions herein contemplated, or other announcements to the employees, customers and suppliers of FCA, will be issued prior to the Closing Date without the joint approval of Kable and FCA.

               16.11 Counterparts/Execution by Facsimile. This Agreement may be executed in one or more counterparts, all of which taken together will constitute one and the same instrument. This Agreement may also be executed by facsimile signature, and will be deemed to have been executed as of the date on which facsimile signatures of each of the parties hereto have been transmitted, provided that an original of such facsimile signature is received by the other party within three (3) business days from and after the date of such facsimile transmission.

        * * * * * * * * * * * * * * * * *


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.


                        FULFILLMENT CORPORATION OF AMERICA

                            /s/ Lawrence E. Morse
                        By:______________________________________
                            President

                        KABLE FULFILLMENT SERVICES OF OHIO, INC.

                            /s/ Daniel Friedman
                        By:_____________________________________
                            Chairman Of The Board